Exhibit 99.1

Contacts:	Robert Saltmarsh
Chief Financial Officer
Nanogen, Inc.
858-410-4600

Suzanne Clancy
Corporate Communications
Nanogen, Inc.
858-410-4688
sclancy@nanogen.com

NANOGEN REPORTS 2007 SECOND QUARTER

FINANCIAL RESULTS

SAN DIEGO (Aug. 8, 2007) – Nanogen, Inc. (Nasdaq: NGEN), developer of advanced diagnostic products, today reported its unaudited financial results for the quarter ended June 30, 2007.

Total revenues for the second quarter of 2007 grew to $10.3 million, an increase of more than 60% from the $6.3 million reported for the second quarter of 2006 and an increase of 6% from the $9.7 million recorded in the first quarter of 2007.

Total costs and expenses for the second quarter of 2007 were $24.1 million as compared to $20.2 million in the second quarter of 2006 and $21.0 million in the first quarter of 2007. Costs and expenses for the second quarter include lease termination expenses of $1.9 million associated with consolidating the company’s Toronto operations into one facility. In addition, second quarter expenses include $2.0 million of expenses related to the Company’s investment in Jurilab, the Finnish genetic marker company, as compared to their expenses of $0.9 million in the prior quarter.

For the quarter ended June 30, 2007, Nanogen’s net loss was $14.5 million or $0.20 per share, compared to a net loss of $11.8 million or $0.17 per share for the first quarter of 2007 and $14.1 million or $0.23 per share for the second quarter in 2006. Again, the second quarter loss was negatively impacted by the Toronto facility shutdown charge and the increased spending at Jurilab.

Modified EBITDA for the quarter ended June 30, 2007, which excludes the lease termination expenses, stock compensation expense, and Jurilab expenses, improved by approximately $800,000 as compared to the previous quarter and by $2.3 million as compared to the second quarter one year ago.

“Total revenue performance remains good and we remain on track to meet our revenue goal for the year,” said Howard C. Birndorf, Nanogen’s chairman of the board and CEO. “As evidenced by our facilities consolidation in Toronto, we are continuing to aggressively manage expenses as an important ingredient in meeting our goal of improving modified EBITDA continuously through the year.”

Nanogen's consolidated cash, cash equivalents and short-term investments balance at the end of the second quarter of 2007 was approximately $13.4 million.

Financial Guidance for 2007:

Nanogen expects annual revenue growth to exceed fifty percent during 2007 as compared to 2006 and to continue improving modified EBITDA.

Modified EBITDA, our internal performance measure, represents what we believe is the best indicator of core business performance as it reflects revenue growth, gross margin contribution and expense management, while excluding non-operational expenses. Management remains committed to continuing to improve this measure of performance in future quarters. A reconciliation of net loss to our modified EBITDA measure is as follows:

	Three months ended June 30, 2007	Three months ended March 31, 2007
	(Unaudited)	(Unaudited)
Net loss	$(14,531)	$(11,849)
Net interest	737	524
Provision for income taxes	—	—
Add depreciation and amortization	2,358	1,803

EBITDA	(11,436)	(9,522)
Add stock-based compensation	1,216	1,132
Add Jurilab net loss	1,749	720
Add lease termination charges	1,571	—
Add warrant valuation adjustment	—	(10)

Modified EBITDA	$(6,900)	$(7,680)

Management uses the non-GAAP modified EBITDA for financial guidance because management does not consider non-cash stock based compensation expense, minority-owned Jurilab’s results of operations, lease termination expenses, or the non-cash warrant valuation adjustments in evaluating the performance of continuing operations of the company. Management focuses on cash management and the company’s majority-owned rather than minority-owned subsidiaries as they are indicative of the success or failure of on-going business operations. Therefore, management calculates the modified EBITDA provided in this earnings release and the related financial guidance for 2007 to enable investors to analyze further and more consistently the period-to-period financial performance of our business operations. Management believes that by providing investors with these non-GAAP measures, it gives the investor additional important information to enable them to assess, in a way management assesses, the company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies.

Webcast of Conference Call

Nanogen management will host a conference call to discuss the second quarter 2007 results today at 4:30 p.m. Eastern (1:30 p.m. Pacific). Interested investors and others may participate in the conference call by dialing 888-679-3084 for US/Canada participants and 617-213-4847 for international participants. The conference ID will be 55639855.

Audio of management’s presentation will be available via live webcast on the investor relations section of Nanogen's corporate website at www.nanogen.com, and will be archived for one year. A digital recording of the call will also be available for 48 hours, beginning two hours after the completion of the conference call on August 8, 2007, and can be accessed via telephone at 888-286-8010 for US/Canada participants and 617-801-6888 for international participants. The conference ID, 89667194, will be required to listen to the playback.

About Nanogen, Inc.

Nanogen’s advanced technologies provide researchers, clinicians and physicians worldwide with improved methods and tools to predict, diagnose, and ultimately help treat disease. The company's products include real-time PCR reagents, the NanoChip®400 electronic microarray platform and a line of rapid, point-of-care diagnostic tests. Nanogen’s ten years of pioneering research involving nanotechnology holds the promise of miniaturization and continues to be supported for its potential for diagnostic and biodefense applications. For additional information please visit Nanogen’s website at www.nanogen.com.

Nanogen Forward-Looking Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including whether patents owned or licensed by Nanogen will be developed into products, whether the patents owned by Nanogen offer any protection against competitors with competing technologies, whether products under development can be successfully developed and commercialized, whether results reported by our customers or partners can be identically replicated, and other risks and uncertainties discussed under the caption “Factors That May Affect Results” and elsewhere in Nanogen’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Nanogen disclaims any intent or obligation to update these forward-looking statements.

NANOGEN, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,285	$11,261
Short-term investments	6,084	13,923
Receivables, net	15,537	11,568
Inventories, net	7,470	7,691
Other current assets	3,020	2,058

Total current assets	39,396	46,501
Property and equipment, net	8,522	9,388
Acquired technology rights, net	16,091	17,894
Restricted cash	2,013	5,131
Other assets, net	967	1,312
Goodwill	38,853	39,027

Total assets	$105,842	$119,253

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$15,963	$13,395
Acquisition payable, secured by letter of credit	—	2,061
Deferred revenue	2,963	3,376
Short-term assigned royalty interests obligation	2,780	3,447
Common stock warrants	1	11
Current portion of debt obligations	4,288	3,590

Total current liabilities	25,955	25,880

Debt obligations, less current portion	405	535
Debt obligation variable interest entity	11,835	9,941
Sponsored research payable	4,851	4,851
Long-term assigned royalty interests obligation	16,257	15,529
Other long-term liabilities	2,654	2,304

Total long-term liabilities	36,002	33,160

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.001 par value, 5,000,000 shares authorized at June 30, 2007 and December 31, 2006; no shares issued and outstanding at June 30, 2007 and December 31, 2006	—	—
Common stock, $0.001 par value, 135,000,000 shares authorized at June 30, 2007 and December 31, 2006; 72,733,697 and 67,468,252 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	73	68
Additional paid-in capital	439,753	429,971
Accumulated other comprehensive loss	(692)	(956)
Capital deficit in consolidated variable interest entity, net	(7,373)	(7,373)
Accumulated deficit	(387,105)	(360,726)
Treasury stock, at cost, 416,027 shares at June 30, 2007 and December 31, 2006	(771)	(771)

Total stockholders’ equity	43,885	60,213

Total liabilities and stockholders’ equity	$105,842	$119,253

NANOGEN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Product sales	$5,294	$4,016	$11,378	$6,138
License fees and royalty income	2,058	1,814	3,300	3,628
Contracts and grants	2,963	481	5,291	897

Total revenues	10,315	6,311	19,969	10,663
Costs and expenses:
Cost of product sales (excluding amortization of purchased intangibles)	4,529	4,023	9,359	6,262
Research and development	7,546	6,552	14,007	12,812
Selling, general and administrative	11,233	8,928	20,137	16,297
Amortization of purchased intangible assets	760	730	1,527	1,290

Total costs and expenses	24,068	20,233	45,030	36,661

Loss from operations	(13,753)	(13,922)	(25,061)	(25,998)
Other income (expense):
Interest income	31	219	136	480
Interest expense	(768)	(121)	(1,397)	(202)
Other expense	(25)	(300)	(53)	(397)
Warrant valuation adjustment	—	88	10	63
Loss on foreign currency transactions	(16)	(15)	(14)	(18)

Total other expense	(778)	(129)	(1,318)	(74)

Net loss	$(14,531)	$(14,051)	$(26,379)	$(26,072)

Net loss per share — basic and diluted	$(0.20)	$(0.23)	$(0.37)	$(0.50)

Number of shares used in computing net loss per share — basic and diluted	72,616	61,477	71,562	51,917

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